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                           [LETTERHEAD OF PORAT & CO.]

                                                                  March 25, 1999

Arthur Andersen & Co.
1345 Avenue of the Americas
New York, N.Y. 10105

Gentlemen,

                 Re: Consent of Independent Public Accountants
                     of Hod Hasharon Sport Center (1992) Limited partnership
                     -------------------------------------------------------

As independent public accountants of Hod Hasharon Sport Center (1992) Limited partnership, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-51023, and No. 55137.

                                                         Porat & Co.

                                                       /s/ Porat & Co.

                                             Certified Public Accountants (ISR.)